                                                                    Exhibit 99.1

                        AMENDMENT NO. 4 TO LOAN AGREEMENT


     THIS AMENDMENT NO. 4 TO LOAN AGREEMENT (this "Amendment") is entered into as of June 21, 2002 with reference to the Loan Agreement dated as of March 3, 1999 (as amended, modified or supplemented prior to the date hereof, the "Loan Agreement"), among The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and Native American sovereign nation (the "Tribe"), The Mohegan Tribal Gaming Authority, a governmental instrumentality of the Tribe (the "Borrower"), the Lenders referred to therein, and the Bank of America, N.A. as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement. The Borrower, the Tribe and the Administrative Agent, acting with the consent of the Requisite Lenders in accordance with Section 13.2 of the Loan Agreement, hereby agree to amend the Loan Agreement as follows:

     1. Amendment to Total Leverage Covenant - Section 7.12. Section 7.12 of the Loan Agreement is hereby amended to read in full as follows:

     "7.12 Total Leverage Ratio. Permit the Total Leverage Ratio, as of the last day of any Fiscal Quarter described in the matrix below, to exceed the ratio set forth opposite that Fiscal Quarter:

         Fiscal Quarter Ending                         Maximum Ratio

         June 30, 2002                                 5.25:1.00

         September 30, 2002 through
         March 31, 2003                                4.50:1.00

         June 30, 2003 and thereafter                  4.00:1.00"


     2. Amendment to "Plans and Budget" Capital Expenditures - Section 7.15(a).
Section 7.15(a) of the Loan Agreement is hereby amended to read in full as follows:

     "(a) Capital Expenditures made in accordance with the Plans and Budget (and only following their approval in accordance with Section 6.12) for the construction of the Proposed Expansion in the aggregate amount not to exceed $1,000,000,000."

     3. Representations and Warranties. The Tribe and the Borrower represent and warrant to the Administrative Agent and the Lenders that:

     (a) Each of the Tribe and Borrower has all necessary power and has taken all action necessary to enter into this Amendment and to make this Amendment and all other agreements and instruments to which it is a party executed in connection herewith, the valid and enforceable obligations they purport to be (including without limitation all required action of the Trib's Tribal Council and the Management Board of Borrower).

     (b) Giving effect to the execution and delivery of this Amendment and the instruments, documents and agreements referred to herein, and to the consummation of the transactions contemplated hereby and thereby, no Event of Default under the Loan Agreement has occurred and remains continuing; and

     (c) Each of the representations and warranties set forth in Article 4 and 5 of the Loan Agreement, as amended hereby, are true and correct as of the date of this Amendment (other than those representations and warranties which relate solely to a prior date, each of which was true as of that date).

     4. Conditions; Effectiveness. The effectiveness of this Amendment shall be subject to the conditions precedent that:

     (a) The Administrative Agent shall have received counterparts of this Amendment executed by the Tribe and Borrower; and

     (b) The Administrative Agent shall have received written consent hereto from the Requisite Lenders substantially in the form of Exhibit A hereto.

     5. No Waiver. The waivers and consents contained in this Amendment are limited to the matters expressed herein and do not constitute, nor should they be construed as, a waiver of any right, power or privilege under the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents.

     6. Effectiveness of the Loan Agreement. Except as hereby expressly amended, the Loan Agreement remains in full force and effect, and is hereby ratified and confirmed in all respects.

     7. Counterparts. This Amendment may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.


                                   THE MOHEGAN TRIBAL GAMING AUTHORITY

                                   By: /s/ Jeffrey E. Hartmann
                                       -----------------------
                                       Title: Executive Vice President of
                                              Finance/Chief Financial
                                              Officer


                                   THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT

                                   By: /s/ Mark F. Brown
                                       -----------------
                                       Tribal Council Chairman


                                   BANK OF AMERICA, N.A. (formerly known as
                                   Bank of America National Trust and Savings
                                   Association), As Administrative Agent

                                   By: /s/ Janice Hammond
                                       --------------------
                                       Janice Hammond, Vice President